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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-156299 on Form N-14 of our reports dated January 20, 2009, relating to the financial statements and financial highlights of Eaton Vance National Municipal Income Trust (formerly Eaton Vance Florida Plus Municipal Income Trust) and Eaton Vance Municipal Income Trust (collectively the ‘‘Funds’’), appearing in the Annual Reports on Forms N-CSR of the Funds for the year ended November 30, 2008, and to the references to us under the headings ‘‘Independent Registered Public Accounting Firm’’ in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the references to us under the headings ‘‘Experts’’ and ‘‘Form of Agreement and Plan of Reorganization’’ in the Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts March 16, 2009

EXHIBIT (14)